UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                OCTOBER 26, 2005
                Date of Report (Date of earliest event reported)

                                 INTELSAT, LTD.
             (Exact name of registrant as specified in its charter)

                Bermuda                   000-50262             98-0346003
 (State or other jurisdiction of   (Commission File Number)   (IRS Employer
          incorporation)                                     Identification No.)

          Wellesley House North, 2nd Floor,
                    90 Pitts Bay Road,
                    Pembroke, Bermuda                         HM 08
         (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (441) 294-1650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01  REGULATION FD DISCLOSURE

On October 26, 2005, PanAmSat Holding Corporation ("PanAmSat") informed us that its shareholders have approved and adopted the Merger Agreement, dated as of August 28, 2005, by and among PanAmSat, Intelsat (Bermuda), Ltd. ("Parent") and Proton Acquisition Corporation ("Merger Sub") pursuant to which Merger Sub will be merged (the "Merger") with and into PanAmSat.

Also on October 26, 2005, Intelsat Holdings Ltd. ("Intelsat") received a request from the United States Department of Justice (the "DOJ") for additional information and documentary materials in connection with the Merger. The effect of this request is to extend the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), until 30 days after the parties have substantially complied with the request, unless that period is terminated earlier by the DOJ or extended voluntarily.

Consummation of the Merger remains subject to various conditions, as indicated in the Current Report on Form 8-K filed by Intelsat, Ltd. on August 30, 2005, including satisfaction of the HSR waiting period, receipt of FCC approvals, receipt of financing by Parent and other conditions. If the conditions to the Merger are satisfied or waived (to the extent permitted by applicable law), we expect to consummate the Merger in the second or third quarter of 2006.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTELSAT, LTD.

Dated: October  27, 2005                    By: /s/ Phillip L. Spector
                                                ------------------------
                                                Phillip L. Spector
                                                Executive Vice President and
                                                General Counsel